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Exhibit No. 99.4

                                                  For Further Information,
                                                  Please Contact:
                                                  Ultrafem @ 212/921-2070
                                                  Dori Reap
                                                  Tonya Hinch

FOR IMMEDIATE RELEASE

                    ULTRAFEM ANNOUNCES DELISTING FROM NASDAQ

         NEW YORK, NY, MAY 15, 1998 -- Ultrafem, Inc. announced today that subsequent to its April 1, 1998 bankruptcy filing, NASDAQ notified the Company on May 5, 1998 that Ultrafem common stock, which traded under the symbol UFEMQ, was delisted from the Nasdaq National Market.

In unrelated matters, Richard Cone resigned from the Board of Directors on April 30, 1998, according to Joy V. Jones, chairperson. The Company also announced that two additional class action lawsuits have been filed against the Company, certain of its officers, directors, and former directors. The Company believes the allegations in these complaints are without merit. These actions are stayed with respect to Ultrafem as a result of the Chapter 11 filing.

Ultrafem is a women's health care company. The Company's business strategy is to develop, manufacture and market proprietary products based on its patented SoftCup(R) technology.

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